UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2019

AMMO, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

480-947-0001

(Registrant’s telephone number)

Check the appropriate box below if the Form 8 -K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

AMMO, INC.

Form 8-K
Current Report

ITEM 3.02 Unregistered Sale of Equity Securities

As previously reported on its Current Report on Form 8-K filed January 14, 2019, Ammo, Inc. (“the Company”) completed the issuance of Convertible Promissory Notes in the principal amount of $1,710,000 to accredited investors through a private placement in exchange for cash in an equal amount on January 9, 2019. The Company previously reported the terms and conversion conditions of the Convertible Promissory Notes in its Current Report on Form 8-K filed on January 14, 2019.

On February 28, 2019, the company notified the holders of an offer to convert Convertible Promissory Notes and Accrued Interest into Common Stock at a conversion price of $2.00 per share and receive one-half warrant exercisable at $2.40 per share for five years in conjunction with each converted share. On March 29, 2019, the Company converted $1,385,000 of Convertible Promissory Notes and $51,236 of Accrued Interest into 718,118 shares of Common Stock and Warrants to purchase 359,059 shares of Common Stock. The offer ended on March 29, 2019 at 11:59 PM. As a result of the conversion of the Convertible Promissory Notes, the Company will pay the placement agent a 3% conversion fee on the principal converted of $41,550.

The holders that did not elect to convert their notes during this period still have the option to convert the entire principal of the Convertible Promissory Note into Common Stock at a conversion price equal to $2.50 per share at any time until the Maturity Date, the two year anniversary from the date of issuance, subject to “Qualified Financing.” Qualified Financing means the next equity round of financing of the Company that raises not less than $10,000,000 gross proceeds from institutional(s) or commercial lender(s) in the aggregate with any combination of Common Stock (valued at the close of the Trading Day on the date of the closing for the financing) or debt. In the event of Qualified Financing, the Convertible Promissory Notes will automatically convert 100% of the principal amount into Common Stock at a conversion price equal to $2.50 per share.

As previously reported, the Convertible Promissory Notes referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the Convertible Promissory Notes were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such notes, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act, and (e) a legend has been, or will be, placed on the certificates of the shares issued upon conversion representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment to Board

On April 3, 2019, Thomas M. Jagemann, age 63, was appointed as a member of our Board of Directors.

The biography for Mr. Jagemann is set forth below:

Thomas M. Jagemann, 54

Mr. Jagemann currently serves as the Chief Executive Officer of Jagemann Stamping Company. Mr. Jagemann started his manufacturing career full time in 1974 as one of the third generations at Jagemann Stamping.

Mr. Jagemann has worked in all aspects of Jagemann Stamping Company including tool and die work, tool design and leading manufacturing operations. In the mid 1990’s he took over leadership of the company as the CEO and lead the company from a small niche supplier of automotive parts and battery cans to a worldwide supplier of deep drawn stamped parts, fine blanking and plastic injection moldings serving a variety of industries.

During the great recession of 2008-09, he got the company involved in the ammunition business as a new market potential and as a diversification from automotive, Mr. Jagemann used the same passion and drive to build the brass casings division that he had used previously. Since then, Jagemann has been regarded as a quality producer of brass casings, gun components and magazines.

Mr. Jagemann has also supported the youth apprenticeship programs and STEM (Science, Technogym, Engineering, Math) as a way to keep youth interested in the manufacturing area.

Mr. Jagemann is on the board of directors for the Lakeshore First Robotics he has also served on the Precision Metalforming Association board and other local groups and organizations.

Family Relationships

There is no family relationship between Mr. Jagemann and any of the Company’s directors or officers.

Related Party Transactions

On March 18, 2019, the company reported on its Current Report on Form 8-K the Asset Acquisition of Jagemann Stamping Company’s Casing Division. This transaction is a reportable related party transaction as defined in Item 404(a) of Regulation S-K. Mr. Jagemann is the Chief Executive Officer and substantial owner of Jagemann Stamping Company. The Company purchased approximately $946,000 in materials from Jagemann Stamping Company since the beginning of the last fiscal year. The remaining items required by Item 404(a) of S-K Regulation were previously reported on the Current Report on Form 8-K filed March 18, 2019 and are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2019	AMMO, INC.

	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals Chief Executive Officer